UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2005

Information Resources, Inc. Litigation Contingent Payment Rights Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-108592	20-0271216
(Commission File Number)	(IRS Employer Identification No.)

Information Resources, Inc. Litigation Contingent Payment Rights Trust c/o Information Resources, Inc., 150 North Clinton Street, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

(312) 726-1221

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On January 27, 2005, Information Resources, Inc. Litigation Contingent Payment Rights Trust (the "Trust") issued a press release announcing that Information Resources, Inc. ("IRI") and the defendants in IRI’s antitrust case against The Dun & Bradstreet Corp., IMS International, Inc. and ACNielsen (now owned by VNU, N.V.) have stipulated to the terms of an order entered by the Court on January 27, 2005 that dismissed IRI’s remaining antitrust claims and entered judgment against IRI, clearing the way for IRI to take an immediate appeal with the Second Circuit Court of Appeals from certain legal rulings made by the U.S. District Court. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release of Information Resources, Inc. Litigation Contingent Payment Rights Trust dated January 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 1, 2005	By:	/s/ Monica M. Weed
	Name:	Monica M. Weed
	Title:	Litigation Trustee

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Information Resources, Inc. Litigation Contingent Payment Rights Trust dated January 27, 2005